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                                                                   Exhibit 23(j)

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated October 20, 2000, accompanying the September 30, 2000 financial statements of the Investors Capital Funds (comprising, respectively, the Investors Capital Twenty Fund and the Investors Capital Internet and Technology Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.


                                          BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JANUARY 25, 2001